================================================================================

                                      LEASE

================================================================================

                   INTERNATIONAL BUSINESS MACHINES CORPORATION

                                    LANDLORD

                                       and

              MANUFACTURERS' SERVICES WESTERN U.S. OPERATIONS, INC.

                                     TENANT

================================================================================

Dated: May 5, 1998

                                TABLE OF CONTENTS

ARTICLE                                                               PAGE
1.  PREMISES .....................................................     1
      Section 1.01. Lease of Premises ............................     1
      Section 1.02. Common Facilities ............................     1

2.  TERM .........................................................     1
      Section 2.01. Initial Term .................................     1
      Section 2.02. Extended Term ................................     1
      Section 2.03. Early Termination ............................     2
      Section 2.04. Term of This Lease ...........................     2

3.  BASIC RENT AND ADDITIONAL RENT ...............................     2
      Section 3.01. Basic Rent ...................................     2
      Section 3.02. Additional Rent ..............................     2
      Section 3.03. Real Estate Taxes ............................     3
      Section 3.04. Personal Property
                    Taxes ........................................     4

4.  SERVICES .....................................................     4
      Section 4.01. Services Provided by Landlord ................     4
      Section 4.02. Landlord's Failure to Provide
                    Services .....................................     8

5.  TENANT'S PARKING SPACES ......................................     8

6.  USE OF LEASED PREMISES .......................................     9

7.  REPAIRS AND MAINTENANCE ......................................     9
      Section 7.01. Landlord .....................................     9
      Section 7.02. Tenant .......................................    10
      Section 7.03. Landlord's Failure to Make
                    Repairs ......................................    10
      Section 7.04. Emergency Repairs ............................    11

8.  FIRE AND OTHER CASUALTY - INSURANCE ..........................    11
      Section 8.01. Damage or Destruction ........................    11
      Section 8.02. Casualty Insurance ...........................    13

9.  CONDEMNATION .................................................    13
      Section 9.01. Taking - Lease Ends ..........................    13
      Section 9.02. Taking - Lease Continues .....................    14
      Section 9.03. Temporary Taking .............................    14
      Section 9.04. Landlord's Award .............................    14
      Section 9.05. Tenant's Award ...............................    14
      Section 9.06. Restoration by Landlord ......................    15
      Section 9.07. Definitions ..................................    15


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                                TABLE OF CONTENTS
ARTICLE                                                               PAGE
10. ALTERATIONS AND IMPROVEMENTS .................................    15
      Section 10.01. Tenant's Changes - No Approval ..............    15
      Section 10.02. Tenant's Changes - Landlord's
                     Approval ....................................    15
      Section 10.03. Tenant's Owned Property .....................    16
      Section 10.04. Removal of Tenant's Owned
                     Property ....................................    16

11. LANDLORD'S ACCESS ............................................    17

12. COMPLIANCE WITH LAWS .........................................    17
      Section 12.01. Tenant's Compliance with Laws ...............    17
      Section 12.02. Landlord's Compliance with Laws .............    17

13. SURRENDER OF POSSESSION ......................................    18

14. SIGNS ........................................................    18
      Section 14.01. Tenant's Signs ..............................    18
      Section 14.02. Directory Board .............................    18
      Section 14.03. Compliance with Laws ........................    18

15. SUBORDINATION AND NON-DISTURBANCE ............................    18

16. MECHANICS' LIENS .............................................    19

17. DEFAULT ......................................................    19
      Section 17.01. Default by Tenant ...........................    19
      Section 17.02. Suspension of Tenant Default ................    20
      Section 17.03. Default by Landlord .........................    20

18. HOLDOVER .....................................................    21

19. NOTICES ......................................................    21

20. ASSIGNMENT AND SUBLETTING ....................................    21
      Section 20.01. Assignment or Sublease ......................    21
      Section 20.02. Liability of Tenant .........................    22

21. EQUAL EMPLOYMENT OPPORTUNITY .................................    22

22. QUITE ENJOYMENT ..............................................    23

23. WAIVER .......................................................    23


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

                                TABLE OF CONTENTS
ARTICLE                                                               PAGE
24. PARTIAL INVALIDITY ...........................................    23

25. RULES AND REGULATIONS ........................................    24
      Section 25.01. Tenant's Obligation .........................    24
      Section 25.02. Standards Applicable to
                     Landlord ....................................    24
      Section 25.03. Landlord's Enforcement ......................    24
      Section 25.04. Conflict ....................................    24

26. ESTOPPEL CERTIFICATES ........................................    24
      Section 26.01. Tenant's Estoppel Certificate.. .............    24
      Section 26.02. Landlord's Estoppel Certificate. ............    25

27. COUNTERPARTS .................................................    25

28. BROKER .......................................................    25

29. ARBITRATION ..................................................    26
      Section 29.01. Applicability ...............................    26
      Section 29.02. Notice and Demand ...........................    26
      Section 29.03. Selection of Arbitrator .....................    27
      Section 29.04. Scope .......................................    27

30. EXCUSABLE DELAY ..............................................    27

31. MISCELLANEOUS ................................................    28
      Section 31.01. Rules of Interpretation .....................    28
      Section 31.02. No Exclusive Remedies .......................    28
      Section 31.03. Governing Laws ..............................    28
      Section 31.04. Non-Disclosure of Lease .....................    28

32. MEMORANDUM OF LEASE ..........................................    29

33. ENVIRONMENTAL OBLIGATIONS ....................................    29
      Section 33.01. Approved and Prohibited
                     Chemicals ...................................    29
      Section 33.02. Tenant's Indemnity ..........................    30
      Section 33.03. Notification of Spill or
                     Release/Remediation .........................    30
      Section 33.04. Definitions .................................    31

34. LEASED PREMISES "AS IS" ......................................    31

35. REPRESENTATIONS OF LANDLORD ..................................    32


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                                TABLE OF CONTENTS
ARTICLE                                                               PAGE
36. INDEMNITIES ..................................................    33
      Section 36.01 Landlord's Indemnity .........................    33
      Section 36.02 Tenant's Indemnity ...........................    33
      Section 36.03 Survival .....................................    33

37. LABOR HARMONY ................................................    34

38. OTHER AGREEMENTS .............................................    35

39. BINDING AGREEMENT ............................................    35

40. TRANSITION SPACE .............................................    35

41. ENTIRE AGREEMENT .............................................    36

EXHIBITS A-l and A-2  -   DESCRIPTION OF LEASED PREMISES
EXHIBIT B             -   DESCRIPTION OF PROJECT AND BUILDING
                          PARKING AREA

ATTACHMENT A - ELECTRICITY AND COMPRESSED AIR SPECS
ATTACHMENT B - TENANT RULES AND REGULATIONS
ATTACHMENT C - LANDLORD FIT-UP WORK AND METER INSTALLATION

SCHEDULE A -   REIMBURSEMENT
SCHEDULE B -   APPROVED CHEMICALS

                                      LEASE

      THIS LEASE, made as of May 5, 1998, between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation, having its principal office at New Orchard Road, Armonk, New York 10504, hereinafter called "Landlord," and MANUFACTURERS' SERVICES WESTERN U.S. OPERATIONS, INC., a California corporation, having an office at 5600 Mowry School Road, Newark, California 94560 hereinafter called "Tenant."

                                   ARTICLE ONE

                                    PREMISES

      Section 1.01. LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the covenants, agreements, provisions and conditions of this Lease, the buildings described on EXHIBITS A-l and A-2 (the "Leased Premises"), situated within the Landlord's industrial complex described on the plan marked EXHIBIT B. The complex, including the Leased Premises, is collectively referred to in this Lease as the "Project."

      Section 1.02. COMMON FACILITIES. This Lease includes the right of Tenant to use the Common Facilities in common with other tenants of the Project. The words "Common Facilities" shall mean all of the facilities in or around the Project designed and intended for use by the tenants of the Project in common with Landlord and each other.

                                   ARTICLE TWO

                                      TERM

      Section 2.01. INITIAL TERM. Tenant shall lease the Leased Premises for an initial Term of three (3) years ("Initial Term") to commence on (Closing Date), 1998 (the "Term Commencement Date"), subject to extension as hereinafter provided. If the Initial Term commences on a date other than the first day of a month, it shall expire at the end of the day three (3) years from the last day of the month in which it commenced.

      Section 2.02. EXTENDED TERM. Tenant shall have the option to extend the term of this Lease for the Leased Premises for one (1) two (2) year term (the "Extended Term"). The option shall be exercised by written notice to Landlord given at least six (6) months prior to the expiration of the Initial Term. The Extended Term shall be upon the same covenants, agreements, provisions and conditions that are contained herein for the Initial Term, except for provisions that are inapplicable to an Extended Term.

      Section 2.03. EARLY TERMINATION. If for any reason the Outsourcing Base Agreement entered into between the parties hereto as of the date hereof is terminated, this Lease and the Term shall also terminate effective on the date of termination of the Outsourcing Base Agreement.

      Section 2.04. TERM OF THIS LEASE. The word "Term" shall mean the Initial Term and any Extended Term which may become effective.

                                  ARTICLE THREE

                         BASIC RENT AND ADDITIONAL RENT

      Section 3.01. BASIC RENT.

      (a) Commencing on the Term Commencement Date and subject to the provisions of this Lease, Tenant shall pay the Basic Rent of One Million Four Hundred Four Thousand Dollars ($1,404,000.00) payable in equal monthly installments in advance of One Hundred Seventeen Thousand Dollars ($117,000.00) on the first day of each calendar month during the Initial Term. For any period of less than one month, Basic Rent shall be apportioned based on the number of days in that month. Tenant will pay the Basic Rent and Additional Rent to IBM Real Estate Services at 3200 Windy Hill Road, Atlanta, Georgia 30339, Attention: Sally Maxwell, WGllC or to such other person or at such other place as Landlord may designate in writing.

      (b) During the Extended Term, Tenant shall pay the Basic Rent of One Million Five Hundred Forty-Four Thousand Four Hundred Dollars ($1,544,400.00) payable in equal monthly installments in advance of One Hundred Twenty-Eight Thousand Seven Hundred Dollars ($128,700.00) on the first day of each calendar month during the Extended Term.

      Section 3.02. ADDITIONAL RENT. In addition to Basic Rent, Tenant shall pay Additional Rent which shall mean all sums of money payable by Tenant under this Lease other than Basic Rent.

      Section 3.03. REAL ESTATE TAXES.

      (a) Landlord shall pay when due all ad valorem taxes, special assessments and other charges of Governmental Authorities which shall be levied or assessed or which become liens at any time upon the Leased Premises, including Substitute Taxes (hereinafter called "Real Estate Taxes"). During the Initial Term, Tenant shall not be liable for the payment of Real Estate Taxes. During the Extended Term, Tenant shall be responsible for Tenant's share of Real Estate Taxes imposed on the Project, which shall mean eleven percent (11%). As part of the Basic Rent, Tenant shall pay Landlord one-twelfth (1/12) of Tenant's share of estimated Real Estate Taxes within ten (10) days after receipt of Landlord's monthly bill for Real Estate Taxes. Such estimated taxes will be the Real Estate Taxes paid in the last year of the Initial Term. When actual Real Estate Taxes for the first year of the Extension Term become known, Landlord shall issue a reconciliation statement within thirty (30) days after it receives the Real Estate Tax bill issued by the taxing authority. If Tenant has overpaid, Landlord will credit the overpaid amount against the next Basic Rent payment due hereunder. If Tenant has underpaid, Tenant shall pay Landlord the underpaid amount within thirty (30) days after receipt of Landlord's reconciliation statement and a copy of such Real Estate Tax bill.

      (b) During the Initial Term and any Extended Term, Tenant shall pay any increased Real Estate Taxes resulting from and to the extent expressly allocable to: (i) any improvements or alterations made after the date hereof on or in the Leased Premises by or for Tenant, (ii) the installation of any of Tenant's Personal Property (defined below), (iii) any use of the Leased Premises by Tenant, and (iv) any other activity on the Leased Premises by or on behalf of Tenant.

      (c) The words "Substitute Taxes" shall mean a tax, assessment or charge imposed by Law which is payable as a substitute for any existing tax, assessment or charge which is imposed on real or personal property owners as a class or on the Project or personal property thereon; a supplement to existing taxes, assessments or charges imposed by Law; or any tax, assessment or charge imposed by Law, which is related to the Project or personal property thereon, but expressly excluding any general income, franchises, capital stock, estate or inheritance taxes, and rent or other receipts received from the rental of the Leased Premises, unless such income, revenues or/and taxes, to the extent they relate directly to the lease or ownership of the Project, are determined by a Governmental Authority to be in lieu of Real Estate Taxes.

      Section 3.04. PERSONAL PROPERTY TAXES. During the Initial Term, Tenant shall not be liable for the payment of Tenant's Personal Property Taxes. During the Extended Term, Tenant shall be responsible for taxes assessed on Tenant's Personal Property. Within ten (10) days after receipt of Landlord's monthly bill for taxes assessed on personal property at the Complex, Tenant shall pay one--twelfth (1/12) of all estimated ad valorem taxes, assessments and other charges of Governmental Authorities (including Substitute Taxes) which shall be levied or assessed or which become liens at any time upon fixtures, machinery, equipment, furniture and other tangible personal property ("Tenant's Personal Property") located on, or used in connection with the occupancy, operation, maintenance, repair or management of the Leased Premises during the Extended Term. Such estimated taxes shall be the taxes paid in the last year of the Initial Term and estimated payments shall be reconciled against actuals in the same manner and in the same time frame as Real Estate Taxes.

                                  ARTICLE FOUR

                                    SERVICES

      Section 4.01. SERVICES PROVIDED BY LANDLORD. Landlord shall, subject to reimbursement as provided in SCHEDULE A hereto, furnish to Tenant the following services, utilities, supplies and facilities:

      (1) Access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week in accordance with the provisions of ATTACHMENT B.

      (2) Heat, ventilation and air conditioning to be provided to meet the comfort levels of 68 degrees F to 78 degrees F. There will be no winter humidification. Chilled water shall be metered at its entrance to the Leased Premises and Tenant shall be charged at the rate set forth in SCHEDULE A.

      (3) Hot and cold running domestic water for Tenant's drinking, lavatory and toilet purposes as currently furnished, to be provided as part of the Basic Rent.

      (4) Electric power in accordance with the provisions of ATTACHMENT A, use to be measured by meter and charged at the rate set forth in SCHEDULE A.

      (5) Compressed air in accordance with the provisions of ATTACHMENT A, use to be measured by meter and charged at the rate set forth in SCHEDULE A.

      (6) Security services, as follows: Landlord will provide limited security services to protect Landlord's assets as part of the Basic Rent. Additional security services may be provided upon and subject to a separate agreement between the parties. Day to day building dock security shall be Tenant's responsibility. Landlord shall provide all lock services with reimbursement in accordance with SCHEDULE A. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Leased Premises without prior written consent of Landlord, such consent not to be unreasonably withheld or delayed. Tenant shall not duplicate any keys provided by Landlord.

      IT IS AGREED THAT LANDLORD IS NOT AN INSURER AND THAT IT IS NOT THE INTENTION OF THE PARTIES THAT LANDLORD ASSUME RESPONSIBILITY FOR AND TENANT HEREBY RELEASES LANDLORD FROM ANY CLAIM OF LOSS OR MISFEASANCE IN THE PERFORMANCE OF THE SECURITY SUPPORT SERVICES LISTED ABOVE OR FOR ANY LOSS OR DAMAGES SUSTAINED THROUGH BURGLARY, THEFT, ROBBERY, FIRE OR OTHER CAUSES, OTHER THAN DUE TO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD.

      (7) Removal of ice and snow, lawn mowing and general upkeep of the Common Facilities and Building Parking Area, as necessary and appropriate, to be provided as part of the Basic Rent.

      (8) Telecommunications, as follows: Physical wiring for telecommunications infrastructure will be provided by the Landlord in accordance with ATTACHMENT C. However, this Service is not included in the Basic Rent and will be provided upon and subject to a separate agreement between the parties.

      (9) Exclusive use of the shipping and receiving dock attached to Building 002 for Tenant's loading, unloading, delivery and pick-up activity at the Leased Premises, including access thereto twenty-four (24) hours a day, seven (7) days a week.

      (10) Mail service as follows: Tenant will be provided a distinct mailing address for the Leased Premises. Landlord will not provide any mail service.

      (11) Vending machine requirements, to be provided by Landlord's vendor. Tenant shall reimburse Landlord for any charges incurred by Landlord therefor.

      (12) Emergency control services, when requested by Tenant, to be provided by Landlord's Project Operations and Security function as follows:

            (i) Landlord will provide emergency response assistance for fire, chemical spills, and the like to the extent that Landlord has qualified emergency personnel on staff. Tenant is responsible for any costs incurred by Landlord for each incident if resulting from needs of Tenant's employees, agents, contractors or other invitees.

            (ii) Landlord will assist Tenant in developing an emergency action plan for the Leased Premises and Tenant shall communicate this plan to its employees. The plan shall address: (a) who shall report an emergency; (b) who shall initiate an evacuation in the absence of Tenant's site manager; (c) how will emergencies be reported; d) what shall Tenant do after calling and; (e) the matters described in the section "Safety and Security" of ATTACHMENT B.

      (13) (iii) The Leased Premises will be inspected by Landlord each month to assure compliance with code and insurance company requirements. Technicians will test the sprinkler, smoke detection and other extinguishing systems as appropriate. The inspections will also cover the condition and location of portable fire extinguishers, storage of chemicals, operation of fire doors, and any other conditions that are potential fire hazards. When deficiencies are found to exist within the exterior walls, floor slabs and exterior roof of the Leased Premises, corrective action by Landlord will be required at its expense. Landlord's technician will contact Tenant to make arrangements before entering Tenant's area to perform a monthly inspection. Each monthly inspection may not include all of the items listed in this paragraph.

            (ii) At least annually, Landlord's property insurer shall tour the Leased Premises with Landlord's fire marshal to review Tenant's operations and the Leased Premises for compliance with the insurer's requirements. Landlord's fire marshal will obtain prior approval from Tenant before conducting these inspections.

            (iii) Landlord shall inspect and maintain the fire valves and hydrants.

            (iv) Tenant agrees that the Project Operations and Security function shall control all open flame producing work through a permit process which may include permits for welding, soldering, and spark producing equipment. Tenant will obtain the permits by calling Landlord's assigned fire technician. The technician will permit the work upon compliance with the appropriate fire regulations.

            (v) Landlord's security function will contact Tenant in advance to conduct annual evacuation drills of the Leased Premises as set forth in Tenant's Rules.

            (vi) Confined spaces at the Project are clearly marked with yellow and black signs. Under no circumstances shall Tenant or its employees or invitees enter one of these spaces unless issued a permit by Landlord's safety function.

      (14) Environmental and chemical management as follows:

            (i) Landlord shall provide limited environmental engineering support and chemical management support to Tenant. Landlord agrees to interact with and submit to federal, state, and local environmental regulatory agencies applications, reports and the like on behalf of Tenant upon receipt of appropriate and timely information from Tenant. Tenant shall sign all documentation and shall remain solely accountable for the accuracy of all information furnished to Landlord and for compliance with all environmental Laws applicable to Tenant's operations.

            (ii) Disposal and treatment of Hazardous Materials and nonhazardous chemical wastes generated by Tenant shall be handled, treated, stored and disposed of by Tenant in accordance with the Law (defined in Article 12).

            (iii) Tenant shall maintain a chemical shipping and receiving dock and an appropriate storage area(s), each approved by Landlord, which approval shall not be unreasonably withheld or delayed.

      Section 4.02. LANDLORD'S FAILURE TO PROVIDE SERVICES.

      (a) If after notice to Landlord of a default in furnishing or paying for any utilities, services or facilities to be furnished to Tenant hereunder, Landlord fails or refuses to cure such default within a reasonable time under the circumstances, specified by Tenant in the notice, Tenant may declare an event of default and cure such default. Landlord shall reimburse Tenant within thirty (30) days after Landlord receives Tenant's invoice.

      (b) Except as provided in ARTICLE TWENTY-NINE, the remedies set forth in this Article shall be in addition to other remedies granted to Tenant elsewhere in this Lease or at law or in equity, and shall not affect any claim for actual or constructive eviction or other claim for damages or relief to which Tenant may be entitled.

      (c) If Landlord disputes any default declared by Tenant pursuant to this Article, including the reasonableness of time granted to cure the default, the actual costs incurred to cure or reasonableness of those costs, Landlord may submit the disputed matter to arbitration in accordance with ARTICLE TWENTY-NINE within five (5) days after receiving Tenant's notice of the alleged default or invoice.

                                  ARTICLE FIVE

                             TENANT'S PARKING SPACES

      (a) Landlord shall, as part of the Basic Rent, provide Tenant with Two hundred fifty (250) nonexclusive, unreserved, parking spaces for Tenant's use within the Building Parking Area outlined on EXHIBIT B. The Building Parking Area shall be available for use twenty-four (24) hours a day, every day of the year during the Term and shall be illuminated when necessary to maintain a safe environment. Further, Landlord shall keep and maintain the Building Parking Area in a clean and safe condition, including replacement of light bulbs and ballasts, at Landlord's sole expense.

      (b) If Tenant, its employees, licensees or guests are not able to use the Building Parking Area and access ways thereto because of unauthorized use by others, Landlord shall take whatever steps are necessary to end and prevent further unauthorized use including, if appropriate, posting signs, distributing parking stickers and towing away unauthorized vehicles.

                                   ARTICLE SIX

                             USE OF LEASED PREMISES

      Tenant shall have the right to use the Leased Premises for office and manufacturing, packaging, assembly of electronic computing equipment and related devises, and for related outsourcing services and for no other purposes. Such uses shall be in accordance with the provision entitled "Use of Facilities" as set forth in ATTACHMENT B. In no event shall Tenant allow Hazardous Materials (defined in ARTICLE THIRTY-THREE) to be used, stored or disposed of within the Project, except as specifically authorized in Section 33(a).

                                  ARTICLE SEVEN

                             REPAIRS AND MAINTENANCE

      Section 7.01. LANDLORD.

      (a) Landlord shall provide labor and material to support required maintenance and repairs for the Leased Premises base building systems and supporting equipment. This service is included as part of the Basic Rent. Repairs to the Leased Premises which are required by reason of acts or omissions of Tenant, its employees or invitees within the Leased Premises (such as clogging of or damage to base systems or damage to walls or sprinkler heads by a fork truck), other than repairs required by reasonable wear and tear, shall be made by Landlord at Tenant's expense in accordance with the costs and fees set forth in SCHEDULE A. Minimal maintenance support (emergencies only) will be provided after first shift hours, Monday through Friday and for eight of Landlord's annually designated holidays.

      (b) Tenant shall maintain Tenant's tools and equipment, including peripheral equipment that is controlled by the tool or operator control panel and which may be considered part of the tool as well as the automated storage and retrieval machinery and equipment in Building No. 003. Landlord's facilities maintenance function shall be responsible for the source of the service, up to the first valve/main disconnecting device on the service branch line extending from the main service line to Tenant's equipment/tool. Maintenance of such valve or disconnecting device shall be performed by Landlord, subject to reimbursement of all such engineering maintenance costs and fees set forth in SCHEDULE A.

      (c) Landlord shall maintain all services upstream of the last mechanical or electrical service disconnecting device, prior to entering Tenant's equipment or tool. Landlord shall be responsible for actuating the main disconnecting device to induce power, air, water, or other facilities service to Tenant's equipment and tools after performing Tenant's tool/service connection acceptance process. Only Landlord's maintenance personnel will be permitted to perform this task.

      (d) Landlord will not maintain fume hoods, sinks, gas storage cabinets, and the like. Landlord shall maintain a roof installed manufacturing exhaust fan or similar type of equipment. Tenant shall reimburse Landlord for such engineering maintenance activity in accordance with SCHEDULE A.

      (e) In addition to the foregoing, Landlord shall perform all repairs and restoration work required by ARTICLE EIGHT, FIRE AND OTHER CASUALTY - INSURANCE and ARTICLE NINE, CONDEMNATION.

      Section 7.02. TENANT. At its expense, Tenant shall perform all repairs and replacements to the interior of the Leased Premises which are not specifically agreed upon in Section 7.01 to be Landlord's obligations; except that, notwithstanding the foregoing to the contrary, in no event shall Tenant be responsible for such repairs or replacements if caused by the acts or omissions of Landlord, its employees or invitees.

      Section 7.03. LANDLORD'S FAILURE TO MAKE REPAIRS.

      (a) If after notice by Tenant, Landlord fails or refuses to perform any repairs, restoration work, or replacements which it is required to perform under
Section 7.01 or elsewhere in this Lease within a reasonable time specified by Tenant in its notice, Tenant may declare an event of default and cure such default. Landlord, shall reimburse Tenant within thirty (30) days after Landlord receives Tenant's invoice.

      (b) Except as provided in ARTICLE TWENTY-NINE, the remedies set forth in this Article shall be in addition to other remedies granted to Tenant elsewhere in this Lease or at law or in equity, and shall not affect any claim for actual or constructive eviction or other claim for damages or relief to which Tenant may be entitled.

      (c) If Landlord disputes any default declared by Tenant pursuant to this Article, including the reasonableness of time granted to cure the default, the actual costs incurred to cure, or reasonableness of those costs, Landlord may submit the disputed matter to arbitration in accordance with ARTICLE TWENTY-NINE within five (5) days after receiving Tenant's notice of the alleged default or invoice.

      Section 7.04. EMERGENCY REPAIRS. If during the Term repairs, restoration work or replacements become necessary because of an emergency and the provisions hereof require the Landlord to make these repairs and replacements, Tenant may perform them if, in Tenant's opinion, they are necessary to preserve safety or health of the occupants in the Leased Premises, or Tenant's Property, or are required by the Laws; provided, however, that Tenant shall first make a reasonable effort to inform Landlord and grant Landlord a reasonable time under the circumstances to perform before making them. Tenant shall invoice Landlord for such costs and expenses and, if Landlord fails to pay the sums stated in the invoice within ten (10) days after receipt thereof from Tenant, or Landlord fails to dispute the need for such repairs or replacements or amounts spent to make them and does not submit the matter to arbitration pursuant to Article Twenty-Nine, Tenant may offset the amount stated in the invoice against the Basic Rent.

                                  ARTICLE EIGHT

                       FIRE AND OTHER CASUALTY - INSURANCE

      Section 8.01. DAMAGE OR DESTRUCTION.

      (a) If any portion of the Leased Premises is damaged by fire, earthquake, flood or other casualty, or by any other cause of any kind or nature (the "Damaged Property") and the Damaged Property can, in the opinion of Landlord's architect reasonably exercised, be repaired within ninety (90) days from the date of the damage, Landlord shall proceed immediately to make such repairs as required by paragraph (c). This Lease shall not terminate, but Tenant shall be entitled to a pro rata abatement of Basic Rent payable during the period commencing on the date of the damage and ending on the date the Damaged Property is repaired as aforesaid and the Leased Premises are delivered to Tenant. The extent of rent abatement shall be based upon the portion of the Leased Premises rendered untenantable, unfit or inaccessible for use by Tenant for the purposes stated in this Lease during such period. When required by this Article, the architect's opinion shall be delivered to Tenant within ten (10) days from the date of the damage. The architect's opinion shall be made in good faith after a thorough investigation of the facts required to make an informed judgment. The architect shall consider and include as part of his evaluation the period of time necessary to obtain the required approvals of the mortgagee, insurer and municipal authorities, to order and obtain materials, and to engage contractors.

      (b) If (1) in the opinion of Landlord's architect reasonably exercised, the Damaged Property cannot be repaired within ninety (90) days from the date of the damage, or (2) Landlord commenced and proceeds with due diligence but fails to complete the repair of the Damaged Property as required by paragraph (c) within the ninety (90) day period, subject to an extension of time allowed for an Excusable Delay, or (3) the Term will expire within one (1) year from the date of the damage and Tenant fails to extend the Term in accordance with any right granted in Section 2.02 within thirty (30) days from the date of the damage, or (4) in the opinion of Landlord's architect reasonably exercised, the Damaged Property exceeds twenty-five percent (25%) of the then replacement cost of the Leased Premises (excluding foundations and Tenant's Personal Property), either party may terminate this Lease as follows: for the reason stated in subparagraphs (1) or (4), by notice to the other within twenty (20) days from the date on which the architect's opinion is delivered to Tenant; (2) for the reason stated in subparagraph (2), by such notice within twenty (20) days from the end of the ninety (90) day period, as it may have been extended by an Excusable Delay, and (3) for the reason stated in subparagraph (3), by such notice within thirty (30) days from the date of the damage. Upon termination, Basic Rent shall be apportioned as of the date of the damage and all prepaid Basic Rent and Additional Rent shall be repaid].

      (c) If neither party exercises its option to terminate hereunder Landlord shall, with due diligence, repair the Damaged Property as a complete architectural unit of substantially the same usefulness, design and construction existing immediately prior to the damage; provided, that, Tenant shall pay for all of Tenant's improvements. Tenant shall be entitled to a pro rata abatement of Basic Rent in the manner and to the extent provided in paragraph (a).

      (d) If by operation of this Article Landlord undertakes in good faith but fails to complete repairs of the Damaged Property as required by the provisions of this Article and deliver the Leased Premises to Tenant within one-hundred twenty (120) days from the date of the damage, for any reason other than a material and adverse delay caused by Tenant, if Tenant fails to waive the delay, either party may terminate this Lease by notice to the other within thirty (30) days from the date of the damage. If either party elects to terminate, this Lease and the Term shall end on the date specified in the notice and Basic Rent shall be apportioned as of the date of the damage and all prepaid Basic Rent shall be repaid.

      (e) The word "repair" shall include rebuilding, replacing, and restoring the Damaged Property.

      Section 8.02. CASUALTY INSURANCE.

      (a) From and after the date hereof, Landlord shall maintain a policy of insurance covering the Project against loss, damage, or destruction caused by boiler explosion, machine breakdown, fire and the perils specified in an "all risk" or the standard extended coverage endorsement, by vandalism and malicious mischief, and by sprinkler, gas, water, steam and sewer leakage. The amount of insurance shall be an amount to be reasonably determined by Landlord, and such coverage shall remain in force during the Term.

      (b) Landlord and Tenant each hereby waives its respective right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the Project (including the Leased Premises), and contents thereon or therein whether or not such loss, damage or destruction may by attributable to the fault or negligence of either party or its respective agents, invitees, contractors or employees. Each casualty insurance policy shall include a waiver of the insurer's rights of subrogation against the party hereto who is not an insured under said policy. Each party shall look solely to the proceeds of its respective casualty insurance policy (and to its own funds to the extent it is self-insured) to compensate it for any such loss, damage or destruction.

                                 ARTICLE NINE

                                 CONDEMNATION

      Section 9.01. TAKING - LEASE ENDS. If at any time during the Term the whole of the Leased Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain, this Lease shall terminate on the date of such taking except as provided in Section 9.03. If less than all of the Leased Premises shall be so taken and in Tenant's reasonable opinion the remaining part is insufficient for the conduct of Tenant's business Tenant may, by notice to Landlord within sixty (60) days after the date Tenant is notified of such taking, terminate this Lease. If Tenant exercises its option, this Lease and the Term shall end on the date specified in Tenant's notice and the Basic Rent shall be apportioned and paid to the date specified in Tenant's notice.

      Section 9.02. TAKING - LEASE CONTINUES. If less than all of the Leased Premises shall be taken and, in Tenant's reasonable opinion communicated by notice to Landlord within sixty (60) days after Tenant is notified of such taking, Tenant is able to gain access to and continue the conduct of its business in the part not taken, this Lease shall remain unaffected, except that Tenant shall be entitled to a pro rata abatement of Basic Rent based upon the nature of the space taken (office, manufacturing, test, assembly, storage, parking area) and upon the proportion which the area of the Leased Premises or Building Parking Area, as case may be, so taken bears to the area of the Leased Premises or Building Parking Area, as case may be, immediately prior to such taking.

      Section 9.03. TEMPORARY TAKING. If the use and occupancy of the whole or any part of the Leased Premises is temporarily taken for a public or quasi-public use for a period less than the balance of the Term, at Tenant's option to be exercised in writing and delivered to Landlord not later than sixty
(60) days after the date Tenant is notified of such taking, this Lease and the Term shall terminate on the date specified in Tenant's notice or shall continue in full force and effect. If this Lease remains in effect Tenant shall be entitled to a pro rata abatement of Basic Rent and Additional Rent in the manner and to the extent provided in Section 9.02.

      Section 9.04. LANDLORD'S AWARD. Landlord shall be entitled to receive the entire award or awards in any condemnation proceeding without deduction therefrom for any estate vested in Tenant and Tenant shall receive no part of such award or awards from Landlord or in the proceedings except as otherwise expressly provided in this Article. Subject to the foregoing, Tenant hereby assigns to Landlord any and all of Tenant's right, title and interest in and to such award or awards or any part thereof.

      Section 9.05. TENANT'S AWARD. If there is a taking hereunder, Tenant shall be entitled to receive out of the award or, if allowed by the Laws, to appear, claim, prove and receive in the condemnation proceeding (1) the unamortized value over the Term of the Tenant's improvements, alterations, replacements and other similar changes to the Leased Premises, provided the same shall have been paid for by Tenant but regardless of whether the same might be considered by the Laws or otherwise as a part of the Building or shall be or become Landlord's Property under the provisions of this Lease; (2) the value of Tenant's Personal

Property (defined in ARTICLE TEN) that is damaged, destroyed or taken hereunder; and (3) special awards or allowances paid to tenants when their rental space is taken by eminent domain.

      Section 9.06. RESTORATION BY LANDLORD. If there is a taking hereunder and this Lease is continued Landlord shall, at its expense, proceed with reasonable diligence to repair, replace and restore the Leased Premises physically altered by the taking as a complete architectural unit of substantially the same proportionate usefulness, design and construction existing immediately prior to the date of taking.

      Section 9.07. DEFINITIONS. Taking by condemnation or eminent domain hereunder shall include the exercise of any similar governmental power and any sale, transfer or other disposition of the Leased Premises or land in lieu or under threat of condemnation. The word "Leased Premises," as used in this Article only, shall mean any part of the Leased Premises, Building Parking Area and access ways thereto.

                                   ARTICLE TEN

                          ALTERATIONS AND IMPROVEMENTS

      Section 10.01. TENANT'S CHANGES - NO APPROVAL. Tenant may place and replace Tenant's Personal Property (defined in Section 3.04) in the Leased Premises as it may desire at its own expense without Landlord's consent; provided that, with respect to tools and equipment, installation and removal is coordinated with Landlord as to allocation of the responsibilities described in
Section 7.01 above.

      Section 10.02. TENANT'S CHANGES - LANDLORD'S APPROVAL.

      (a) Tenant may make alterations, improvements, replacements and other changes to the Leased Premises, including the Leased Premises Service Systems, Building Service Systems and the Structure if Landlord consents thereto, which consent shall not be unreasonably withheld or delayed and provided Tenant complies with subsection 10.02(b).

      (b) Landlord has the right, but not the obligation, to contract for all engineering and construction services requested by Tenant to be performed within the Leased Premises, and, if Landlord elects such option Tenant shall reimburse Landlord therefor in accordance with the costs and fees set forth in SCHEDULE A. All work shall be designed and constructed in accordance with the latest edition of Landlord's general, mechanical and electrical specifications ("Landlord's Specifications") a copy of which Tenant acknowledges it has received. Tenant shall approve a design estimate and a preliminary cost estimate prior to initiation of design by or on behalf of Landlord. Upon completion of the design, Tenant shall approve the construction bid prior to start of construction by or on behalf of Landlord. Tenant shall be responsible for all design and construction costs including those incurred for canceled projects.

      (c) The words "Leased Premises Service Systems" shall mean the electrical, HVAC, mechanical, plumbing, safety and health and telecommunication (voice/data/signal) systems that directly service the Leased Premises from a localized point of distribution into the Leased Premises. Such systems are dedicated to the Leased Premises at their available capacities and do not service any buildings other than the Leased Premises.

      (d) The words "Building Service Systems" shall mean the electrical, HVAC, mechanical, plumbing, safety and health and telecommunication
(voice/data/signal) systems that service the Leased Premises and other buildings in the Project. Such systems provide the main source of supply and distribution to the Leased Premises.

      (e) The word "Structure" shall mean bearing walls, roof, exterior walls, support beams, foundation, window frames, floor slabs and support columns of the Leased Premises.

      Section 10.03. TENANT'S OWNED PROPERTY. All of Tenant's Personal Property and all non-structural alterations, improvements, replacements and changes made prior to or during the Term by or on behalf of Tenant (collectively, "Tenant's Owned Property") shall be owned by and remain the property of Tenant.

      Section 10.04. REMOVAL OF TENANT'S OWNED PROPERTY. Tenant may remove all or any of Tenant's Owned Property at any time during the Term or, at its option, Tenant may abandon the same, in whole or in part, to Landlord at the expiration or earlier termination of the Term by vacating the Leased Premises without removing the same. If Tenant removes such things or any of them, Tenant shall not be required to remove pipes, wires and the like from the walls, ceilings or floors, provided Tenant properly cuts, disconnects and caps such pipes and wires and seals them off as required by Laws.

                                 ARTICLE ELEVEN

                                LANDLORD'S ACCESS

      (a) Landlord shall have the right (1) at all reasonable times during Tenant's business hours to inspect the Leased Premises and to show the same to prospective mortgagees and purchasers; (2) during the last six (6) months of the Term, to show the same to prospective tenants and (3) at all times to make repairs or replacements as required by this Lease or as may be necessary; provided, however, that Landlord shall use all reasonable efforts not to disturb Tenant's use and occupancy of the Leased Premises and, except when there is an emergency, Landlord notifies a representative of Tenant, located at the Leased Premises, at least five (5) business day prior to the date of the requested access.

      (b) Landlord shall have the right to enter the Leased Premises after Tenant's business hours to perform its service obligations hereunder and at all times to enter in emergencies.

      (c) Tenant may designate one or more areas in the Leased Premises as secure areas, and Landlord shall have no right of access thereto without being accompanied by Tenant's designated representative except in the case of emergencies. However, until Landlord is allowed access, any inability of Landlord to perform an obligation on its part to be performed hereunder because Landlord is denied such access, shall not constitute a default of Landlord in the performance of such obligation.

                                 ARTICLE TWELVE

                              COMPLIANCE WITH LAWS

      Section 12.01. TENANT'S COMPLIANCE WITH LAWS. Tenant shall comply with all federal, state and local statutes, rules, ordinances, orders, codes and regulations, and legal requirements and standards issued thereunder (the "Laws") which are applicable to Tenant's use and manner of use of the Leased Premises. Nothing herein shall be deemed to impose any obligation upon Tenant for any elements of the Structure, Leased Premises Service Systems or Building Service Systems.

      Section 12.02. LANDLORD'S COMPLIANCE WITH LAWS. Except as specifically provided in Section 12.01, Landlord shall comply with all Laws which (1) affect the Project or (2) relate to the performance by Landlord of any duties or obligations to be performed by Landlord under this Lease.

                                ARTICLE THIRTEEN

                             SURRENDER OF POSSESSION

      Subject to Section 7.02 above, at the expiration or earlier termination of the Term, Tenant will peaceably yield up the Leased Premises to Landlord in its present "as is" condition, reasonable wear and tear and damage by the elements or Landlord excepted.

                                ARTICLE FOURTEEN

                                      SIGNS

      Section 14.01. TENANT'S SIGNS. Tenant and an Affiliated Person of Tenant may place its signs in and on the Leased Premises at its expense.

      Section 14.02. DIRECTORY BOARD. Landlord, at Tenant's expense, may place a sign in front of the Leased Premises which is approved by Tenant. Landlord shall install and pay for directional signs from the Project's entrance to the Building.

      Section 14.03. COMPLIANCE WITH LAWS. All signs installed by Landlord and Tenant shall comply with applicable Laws and shall be installed in good workmanlike manner.

                                 ARTICLE FIFTEEN

                        SUBORDINATION AND NON-DISTURBANCE

      This Lease shall be subordinate and subject to all ground and underlying leases and to any mortgages thereon and to any mortgages covering the fee of the Project, and to all renewals, modifications or replacements thereof; provided, however, that with respect to any future ground lease, underlying lease and/or mortgage, on or before the effective date thereof, Landlord shall obtain from its ground lessor, underlying lessor and/or mortgagee, as the case may be, and file on the public record a written agreement with Tenant, binding on their respective legal representatives, successors and assigns, which provides, among other provisions, that so long as this Lease shall be in full force and effect
(a) Tenant shall not be joined as a defendant in any proceeding which may be instituted to terminate or enforce the ground or underlying lease or to foreclose or enforce the mortgage and (b) Tenant's possession and use of the Leased Premises in accordance with the provisions of this Lease shall not be affected or disturbed by reason of the subordination to or any modification of or default under the ground or underlying lease or mortgage. If the ground or underlying lessor and/or mortgagee or any successor in interest shall succeed to the rights of Landlord under this Lease, whether through possession, surrender, assignment, subletting, judicial or foreclosure action, or delivery of a deed or otherwise, Tenant will attorn to and recognize such successor-landlord as Tenant's landlord provided the successor-landlord accepts such attornment and recognizes Tenant's rights of possession and use of the Leased Premises in accordance with the provisions of this Lease.

                                 ARTICLE SIXTEEN

                                MECHANICS' LIENS

      Within thirty (30) days after notice to Tenant that a mechanics' or other similar lien has been filed against the Project, Tenant shall discharge by payment, bond or otherwise those liens if for work, labor, services or materials claimed to have been performed at or furnished to the Leased Premises for or on behalf of Tenant, excepting liens which have been filed by a contractor, supplier, materialman or laborer retained by Landlord.

                                ARTICLE SEVENTEEN

                                     DEFAULT

      Section 17.01. DEFAULT BY TENANT. If Tenant shall default in the payment of Basic Rent and the default shall continue for five (5) days after notice thereof from Landlord, or if Tenant shall default in the performance or observance of any of its other covenants or obligations set forth in this Lease, and if the default shall continue for thirty (30) days after notice thereof from Landlord specifying in what manner Tenant has defaulted (except that if the default cannot be cured within said thirty (30) day period, this period shall be extended for a reasonable additional time, provided that Tenant commences to cure the default within the thirty (30) day period and proceeds diligently thereafter to effect such cure) Landlord may (1) cure the default and any costs and expenses incurred by Landlord therefor shall be deemed Additional Rent or
(2) lawfully enter the Leased Premises and repossess the same as the former estate of Landlord and expel Tenant and those claiming under Tenant without being deemed guilty of any manner of trespass and without prejudice to any other remedies which Landlord may have for arrears of Basic Rent or Additional Rent preceding breach of covenant. Upon entry and repossession as aforesaid, this Lease shall terminate, at the sole option of Landlord, by notifying Tenant that the Lease has been terminated.

      Section 17.02. SUSPENSION OF TENANT DEFAULT. Subject to Section 17.03 below, if Tenant shall dispute any sum claimed by Landlord to be due and payable hereunder and Tenant shall give Landlord written notice specifying in reasonable detail the basis for its dispute, Tenant may deposit the amount in dispute with an independent escrow agent selected by the parties hereto, to be held by the agent pending resolution of the dispute by arbitration or otherwise. Tenant shall not be deemed to be in default hereunder by reason of such deposit until the dispute is resolved in favor of Landlord and Tenant fails to cause the agent to pay the amount determined to be payable to Landlord within ten (10) days after Tenant is notified of the determination. Tenant and Landlord shall negotiate in good faith to resolve the dispute by agreement, failing which either may proceed to arbitration in accordance with ARTICLE TWENTY-NINE.

      Section 17.03. DEFAULT BY LANDLORD. If Landlord defaults in the performance or observance of any of its covenants or obligations set forth in this Lease, Tenant shall give Landlord notice specifying in what manner Landlord has defaulted and if the default shall not be cured by Landlord within the period of time provided for elsewhere in this Lease, and otherwise within thirty
(30) days after the delivery of such notice (except that if the default cannot be cured within said thirty (30) day period, this period shall be extended for a reasonable additional time, provided that Landlord commences to cure the default within the thirty (30) day period and proceeds diligently thereafter to effect such cure) Tenant may declare an event of default. If Tenant declares an event of default and Landlord fails to exercise its rights to arbitrate the dispute pursuant to ARTICLE TWENTY-NINE, Tenant may deposit such amount estimated by Tenant to cure the default with an escrow agent in the manner agreed upon in
Section 17.02 above, to be held in escrow so long as Landlord remains in default. Or, Tenant may cure the default and invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant therefor. If Landlord does not reimburse Tenant within thirty (30) days after it receives Tenant's invoice, and Landlord does not arbitrate the dispute pursuant to ARTICLE TWENTY-NINE, Tenant may exercise its rights under law and in equity to recover such sums.

                                ARTICLE EIGHTEEN

                                    HOLDOVER

      If Tenant remains in the Leased Premises beyond the expiration or earlier termination of the Term, such holding over in itself shall not constitute a renewal or extension of this Lease but, in such event a tenancy from month to month shall arise at one-twelfth (1/12) of one hundred fifty percent (150%) of the then Basic Rent. The provisions of this Article do not waive Landlord's rights of re-entry or any other right hereunder.

                                ARTICLE NINETEEN

                                     NOTICES

       Any notice, request or demand under this Lease shall be in writing, and shall be considered properly delivered when addressed as hereinafter provided, and (a) served personally, (b) registered or certified (return receipt requested) and deposited in a United States general or branch post office, or
(c) sent by a private express mail carrier. Any notice, request or demand by Tenant to Landlord shall be addressed to International Business Machines Corporation, 8501 IBM Drive, Charlotte, North Carolina 28262, Attention: Jimmy Kovac, Building 201, until otherwise directed in writing by Landlord and, if requested in writing by Landlord, simultaneously served on or sent to Landlord's first mortgagee at the address specified in such request. Any notice, request or demand by Landlord to Tenant shall be addressed to Manufacturers' Services Western U.S. Operations, Inc., c/o Herbert L. Watkins, 7345 IBM Drive, Charlotte, North Carolina 28262, with copies addressed simultaneously to Manufacturers' Services Limited, 200 Baker Avenue, Concord, Massachusetts 01742
Attention: General Counsel, until otherwise directed in writing by Tenant. Rejection or other refusal to accept a notice, request or demand, or the inability to deliver the same because of a changed address of which no notice was given, shall be deemed to be receipt of the notice, request or demand sent.

                                 ARTICLE TWENTY

                            ASSIGNMENT AND SUBLETTING

      Section 20.01. ASSIGNMENT OR SUBLEASE.

      (a) Without the consent of Landlord, Tenant may assign this Lease or sublet all or any part of the Leased Premises at any time during the Term to (a) an Affiliated Person of Tenant, (b) Tenant's partner, (c) a successor entity created by merger, reorganization, recapitalization, or acquisition, or (d) any Person purchasing the business which is carried on within the Leased Premises. For purposes of this Section, the words "Affiliated Person of Tenant" mean a Person, directly or indirectly, through one or more intermediaries, controlling Tenant, controlled by Tenant or under common control with Tenant, including Manufacturers' Services Limited, the Delaware corporation, and corporations wholly owned or controlled by it.

      (b) Except as authorized in paragraph (a) above, without the prior written consent of Landlord in each case, which Landlord shall not unreasonably withhold or delay, Tenant shall not, whether voluntarily or by operation of Law, assign, encumber or otherwise transfer this Lease or any interest herein, or sublet the Leased Premises or any part thereof, or permit the Leased Premises to be occupied by anyone other than Tenant or Tenant's employees. For purposes of this Lease, an assignment shall include any transfer of any interest in this Lease or the Leased Premises by Tenant pursuant to a merger, division, consolidation or liquidation, or pursuant to change in ownership of Tenant involving a transfer of voting control in Tenant (whether by transfer of partnership interests, corporate stock or otherwise)

      Section 20.02. LIABILITY OF TENANT. If Tenant assigns or sublets hereunder, Tenant shall notify Landlord thereof and Tenant shall remain responsible for the faithful performance and observance of all of its covenants and obligations set forth in this Lease unless the net worth of the assignee or subtenant exceeds Twenty-Five Million and 00/100 Dollars ($25,000,000.00), in which case Landlord shall release Tenant from any obligations under this Lease from and after the date of assignment.

                               ARTICLE TWENTY-ONE

                          EQUAL EMPLOYMENT OPPORTUNITY

      There are incorporated in this Lease the provisions of Executive Order 11246 (as amended) of the President of the United States on Equal Employment Opportunities and the rules and regulations issued pursuant thereto with which Landlord represents that it will comply unless exempted.

                               ARTICLE TWENTY-TWO

                                 QUIET ENJOYMENT

      Provided Tenant performs the covenants and obligations in this Lease on Tenant's part to be performed, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Leased Premises and Building Parking Area for the Term, without hindrance, claim or molestation by Landlord or any other Person.

                              ARTICLE TWENTY-THREE

                                     WAIVER

      Failure by either party to complain of any action, inaction or default of the other party shall not constitute a waiver of the aggrieved party's rights hereunder. Waiver by either party of any right to claim a default of the other party shall not constitute a waiver of any right to claim a subsequent default of the same obligation or to claim any other default, past, present or future. To the extent enforceable under applicable Laws, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other concerning any matters whatsoever arising out of or in any way connected with this Lease or the relationship of the parties hereunder.

                               ARTICLE TWENTY-FOUR

                               PARTIAL INVALIDITY

      If any covenant, condition or provision of this Lease, or the application thereof to any Person or circumstance, shall be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such covenant, condition or provision to any other Person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by the Laws.

                               ARTICLE TWENTY-FIVE

                              RULES AND REGULATIONS

      Section 25.01. TENANT'S OBLIGATION. Tenant shall abide by and observe rules and regulations which are set forth on ATTACHMENT B as well as any others which are necessary for the safety, security, care and appearance of the Project or the preservation of good order therein, or for the operation and maintenance of the Project or equipment therein (the "Rules and Regulations"); provided the same are in conformity with common practice and usage in a quality industrial complex in Charlotte, North Carolina and surrounding environs, are not inconsistent with the provisions of this Lease and apply to all tenants and occupants of the Project, and provided further that a copy thereof is received by Tenant.

      Section 25.02. STANDARDS APPLICABLE TO LANDLORD. Landlord shall (a) not discriminate against Tenant in enforcing the Rules and Regulations; (b) not unreasonably withhold or delay its consent to any approval required by Tenant under the Rules and Regulations, and (c) exercise its judgment in good faith in any instance when the exercise of Landlord's judgment under the Rules and Regulations is required.

      Section 25.03. LANDLORD'S ENFORCEMENT. Landlord shall use its reasonable efforts to obtain compliance of the Rules and Regulations by all tenants and other occupants within the Project limits, but Landlord may permit reasonable waivers so long as such waivers do not unreasonably interfere with or materially and adversely affect Tenant in the conduct of its business in the Leased Premises or violate any rights granted to Tenant under this Lease.

      Section 25.04. CONFLICT. If there is a conflict between or ambiguity created by the provisions of this Lease and the Rules and Regulations published pursuant to this Article, the provisions of this Lease shall control and be binding on the parties hereto.

                               ARTICLE TWENTY-SIX

                              ESTOPPEL CERTIFICATES

       Section 26.01. TENANT'S ESTOPPEL CERTIFICATE. Tenant agrees, at any time and from time to time, upon not less than ten (10) days prior notice from Landlord, to execute, acknowledge and deliver to Landlord or any Person designated by Landlord a statement in writing (1) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (2) whether or not the Term has commenced and if it has commenced, stating the dates to which the Basic Rent and Additional Rent have been paid by Tenant; (3) stating, to the best of Tenant's knowledge, whether or not Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if Tenant has knowledge of such a default, specifying each such default; and (4) any other reasonable statements which are customarily required by an owner of or a lender secured by real property.

       Section 26.02. LANDLORD'S ESTOPPEL CERTIFICATE. Prior to commencement of and during the Term Landlord shall, within ten (10) days after receipt of Tenant's request, deliver an estoppel certificate to Tenant or any Person designated by Tenant relative to the status of this Lease and/or any ground lease, underlying lease and/or mortgage encumbering the Project, in a form reasonably satisfactory to Tenant.

                              ARTICLE TWENTY-SEVEN

                                 COUNTERPARTS

       When several counterparts of this Lease have been executed, each shall be considered an original for all purposes; provided, however, that all counterparts shall, together, constitute one and the same instrument.

                              ARTICLE TWENTY-EIGHT

                                     BROKER

       The parties warrant and represent to each other that no Person has negotiated or brought about this transaction. Tenant shall defend, indemnify and save harmless Landlord from and against any claim which may be asserted against Landlord by any Person if (a) the claim is made in connection with this transaction and (b) Tenant retained the claiming Person. Tenant shall reimburse Landlord for reasonable expenses, losses, costs and damages (including reasonable attorneys' fees and court costs if Tenant fails or refuses to defend as herein required) incurred by Landlord in connection with such claims. Landlord shall defend, indemnify and save harmless Tenant from and against any claim which may be asserted against Tenant by any Person if the claim (a) is made in connection with this transaction and (b) arises out of conversations or dealings between Landlord and any claiming Person other than a Person retained by Tenant for this transaction. Landlord shall reimburse Tenant for reasonable expenses, losses, costs and damages (including reasonable attorneys' fees and court costs if Landlord fails or refuses to defend as herein required) incurred by Tenant in connection with such claims. This Article shall survive the expiration or earlier termination of this Lease.

                               ARTICLE TWENTY-NINE

                                  ARBITRATION

       Section 29.01. APPLICABILITY.

       (a) If arbitration is agreed upon hereunder as a dispute resolution procedure, the arbitration shall be conducted as provided in this Article. All proceedings shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided. No action at law or in equity in connection with any such dispute shall be brought until arbitration hereunder shall have been waived, either expressly or pursuant to this Article. The judgement upon the award rendered in any arbitration hereunder shall be final and binding on both parties hereto and may be entered in any court having jurisdiction thereof.

       (b) During an arbitration proceeding pursuant to this Article, the parties shall continue to perform and discharge all of their respective obligations under this Lease, except as otherwise provided in this Lease.

       Section 29.02. NOTICE AND DEMAND. All disputes that may be arbitrated in accordance with this Article shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by article number and title of the provisions of this Lease alleged to have given rise to the dispute. The notice shall also refer to this Article and shall state whether or not the party giving the notice demands arbitration under this Article. If no such demand is contained in the notice, the other party against whom relief is sought shall have the right to demand arbitration under this Article within five (5) business days after such notice is received. Unless one of the parties demands arbitration, the provisions of this Article shall be deemed to have been waived with respect to the dispute in question.

       Section 29.03. SELECTION OF ARBITRATOR. Tenant and Landlord shall mutually and promptly select one person who has demonstrated at least fifteen
(15) years' experience in commercial real estate matters and, in particular, the subject matter of the dispute, to act as arbitrator hereunder. If a selection is not made within thirty (30) days after a demand for arbitration is made, upon the request of either party the arbitrator shall be appointed by the American Arbitration Association. The arbitration proceedings shall take place at a mutually acceptable location in White Plains, New York or New York City.

       Section 29.04. SCOPE. When resolving any dispute, the arbitrator shall apply the pertinent provisions of this Lease without departure therefrom in any respect. The arbitrator shall not have the power to change any of the provisions of this Lease, but this Section shall not prevent in any appropriate case the interpretation, construction and determination by the arbitrator of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration.

                                 ARTICLE THIRTY

                                 EXCUSABLE DELAY

       Whenever a party hereto is required by the provisions of this Lease to perform an obligation and such party is prevented beyond its reasonable control from doing so by reason of an Excusable Delay, such party shall be temporarily relieved of its obligation to perform, provided it promptly notifies the other party of the specific delay and exercises due diligence to remove or overcome it. The words "Excusable Delay" shall mean any delay due to strikes, lockouts or other labor or industrial disturbance; civil disturbance; future order of any government, court or regulatory body claiming jurisdiction; act of the public enemy; war, riot, sabotage, blockade or embargo; failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation or order of any government or regulatory body; lightning, earthquake, fire, storm, hurricane, tornado, flood, washout or explosion, or act or omission of one party hereto which prevents the party claiming delay from complying, or which materially and adversely interferes with the claiming party's ability to comply with an obligation under this Lease on its part to be performed.

                               ARTICLE THIRTY-ONE

                                  MISCELLANEOUS

       Section 31.01. RULES OF INTERPRETATION. This Lease shall be strictly construed neither against Landlord or Tenant, Landlord and Tenant hereby agreeing that both parties have participated fully and equally in the preparation of this Lease and that legal counsel was consulted by each before each signed and delivered a counterpart of this Lease to the other party; each provision hereof shall be deemed both a covenant and a condition running with the land; except as otherwise expressly provided in this Lease and its EXHIBITS and Attachments, the singular includes the plural and the plural includes the singular, "or" is not exclusive; a reference to an agreement or other contract includes supplements and amendments thereto to the extent permitted by this Lease; a reference to the Laws includes any amendment or supplement to such Laws; a reference to a Person includes its permitted successors and assigns; accounting provisions shall have the meanings assigned to them by generally accepted accounting principles and practices applied on a consistent basis; the words "such as," "include," "includes" and "including" are not limiting; except as specifically agreed upon in this Lease, any right may be exercised at any time and from time to time and all obligations are continuing obligations throughout the Term; in calculating any time period, the first day shall be excluded and the last day shall be included and all days are calendar days unless otherwise specified; the word "Person" shall mean any partnership, corporation (limited or otherwise), individual, trust, association and any other entity; and the words "Governmental Authority" shall mean local, state and federal governmental and quasi-governmental agencies, departments, commissions, boards and bureaus.

       Section 31.02. NO EXCLUSIVE REMEDIES. No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative in addition to all other remedies at Law or in equity which either party may have arising out of an event of default of the other party.

      Section 31.03. GOVERNING LAWS. This Lease shall be governed in all respects by the Laws of the State of New York.

       Section 31.04. NON-DISCLOSURE OF LEASE.

       (a) Prior to the Term Commencement Date, Landlord and Tenant and their respective agents, employees and contractors shall not disclose the existence of this Lease without written consent of the other.

       (b) Landlord and Tenant and their respective agents, employees and contractors shall keep the provisions of this Lease in confidence and shall not publish or disclose the same at any time during the Term except as permitted by ARTICLE THIRTY-TWO and paragraph (c) below.

       (c) This Section shall not apply to disclosures that must be made by Landlord or Tenant to obtain financing for the Project, sale of the Project or any part of the Leased Premises or business carried on therein, assignment of this Lease, or subletting of the Leased Premises.

                               ARTICLE THIRTY-TWO

                               MEMORANDUM OF LEASE

       This Lease shall not be filed on the public record by either Landlord or Tenant. However, either party may request that a memorandum of this Lease be filed in a form reasonably acceptable to both. The requesting party shall pay all costs of filing.

                             ARTICLE THIRTY - THREE

                            ENVIRONMENTAL OBLIGATIONS

       Section 33.01. APPROVED AND PROHIBITED CHEMICALS.

       (a) Tenant covenants that no Hazardous Materials shall be brought onto, or stored or used at the Leased Premises by Tenant or any of its employees, agents, independent contractors, licensees, assignees, subtenants or other invitees, except for materials that are typically found at suburban commercial office complexes and the chemicals listed in SCHEDULE B, titled "Approved Chemicals." Without limiting the foregoing, Tenant acknowledges that the following substances are "Prohibited Substances" and shall not be brought onto the Leased Premises;

       Phenol compounds
       Methylene chloride
       1, 2 Dichlorobenzene
       Trichloroethylene
       Class I, Group I, ozone depleting chemicals
       1,1,1 Trichloroethane (TCA)
       Mercury (other than elemental mercury)
       PCBs

       PBBs
       Dioxin
       Glycol Ethers

       (b) Tenant may make a written request for a particular Hazardous Material to be approved by Landlord for use at the Leased Premises. Landlord shall respond to Tenant's request within five (5) business days from receipt of the request and Landlord's consent shall not be unreasonably withheld or delayed.

       (c) Additional Hazardous Materials may be added to the foregoing list of Prohibited Substances upon written notice by Landlord to Tenant if use of such Hazardous Materials in production is prohibited in the future by the environmental Laws. Further, the parties agree that Landlord, in its sole discretion, may prohibit the following Hazardous Materials from being used in production processes at the Leased Premises:

       Perchloroethylene
       Hydrochlorofluorocarbons (HCFCs)
       Low level radioactive waste

No Hazardous Materials shall be placed into the plumbing or waste treatment systems of the Leased Premises.

       Section 33.02. TENANT'S INDEMNITY. Tenant shall hold harmless, indemnify and defend Landlord and any mortgagee and their respective directors, employees, successors and assigns, from and against any Environmental Damages (defined below) resulting from events occurring on or about the Leased Premises during the Term and caused by Tenant or its employees or invitees, except for Environmental Damages caused by the negligence or misconduct of any one or more of Landlord or the mortgagee and their respective directors, employees, successors and assigns. Tenant's indemnification obligation hereinabove set forth shall survive the expiration or earlier termination of the Term.

      Section 33.03. NOTIFICATION OF SPILL OR RELEASE/
                     REMEDIATION.

      Tenant shall promptly notify Landlord when Tenant becomes aware of (1) the presence of Hazardous Materials within the Leased Premises which were not previously authorized by Landlord in accordance with the provisions of this Section or approved in writing by Landlord, and (2) the release to the Project (including the Leased Premises) or to the air of Hazardous Materials, whether or not caused or permitted by Tenant. Such notice shall include as much detail as reasonably possible, including identity of the location, type and quantity of Hazardous Materials released. Tenant, at its sole expense, shall promptly take all actions required by the applicable Law to return the Leased Premises to the condition existing prior to the events which resulted in Environmental Damages for which it is responsible hereunder.

       Section 33.04. DEFINITIONS.

       (a) "Environmental Damages" shall mean all claims, judgements, damages (including punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances and liens, and any other costs and expenses, resulting from the existence on or in, or release to the ground or air of Hazardous Materials in violation of or alleged to be in violation of the Laws applicable thereto, including any attorneys' fees, disbursements, consultant's fees and other costs resulting from (a) investigation and defense of any alleged claim and (b) directive of any Governmental Authorities, whether or not the claims or directives are groundless, false or fraudulent or ultimately defeated, and (c) any settlement or judgement.

       (b) "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste (including constituents thereof) which is or becomes regulated by one or more Governmental Authorities and shall include the Prohibited Substances. The words "Hazardous Material" include any material or substance which is (1) listed or defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance" or "toxic substance" under the Laws, (2) petroleum and its byproducts, (3) asbestos, radon gas, urea formaldehyde foam insulation, (4) polychlorinated biphenyl, or (5) designated as a hazardous or toxic waste or substance or words of similar import pursuant to the Federal Water Pollution Control Act (33 U.S.C. 1317), the Federal Resource Conservation and Recovery Act, (42 U.S.C. 6903), the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. 9601 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), or the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.).

                               ARTICLE THIRTY-FOUR

                             LEASED PREMISES "AS IS"

       Except for (i) Landlord's work required to be performed by Landlord pursuant to and as described in ATTACHMENT C, (ii) such representations, warranties and covenants, if any, with respect to the "Real Estate," as provided in the Outsourcing Base and (iii) such representations, warranties, covenants and indemnities with respect to environmental matters, as provided in this Lease, Tenant accepts possession of the Leased Premises in their "AS IS" condition "WITH ALL FAULTS" and Landlord shall not be required to perform any work or furnish any materials or provide any services to or in connection with the Leased Premises during the Term except as specifically agreed upon in this Lease. The parties acknowledge and agree that the Basic Rent has been established in material reliance on Tenant accepting the Leased Premises in their "AS IS" condition "WITH ALL FAULTS."

                               ARTICLE THIRTY-FIVE

                           REPRESENTATIONS OF LANDLORD

       Landlord hereby represents and warrants to Tenant as of the date of delivery of possession of the Leased Premises to Tenant as follows: (a) there are no liens on the Leased Premises which would prevent Tenant from using the Leased Premises for Tenant's permitted uses (as defined in ARTICLE SIX); (b) all fixtures and electrical and mechanical systems are in good working order, including plumbing and glass; (c) to the best of Landlord's knowledge, the Leased Premises are in compliance in all material respects with all Laws, and other requirements of Governmental Authorities, (including 1 the Resource Conservation and Recovery Act, 43 U.S.C. 6901 et seq., the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq., The Clean Water Act, 33 U.S.C. 1251 et seq., and all environmental, health and safety laws, ordinances, rules and regulations relating to regulation or control of hazardous or toxic substances wastes, or related materials), relating to the use, condition and occupancy of the Leased Premises; (d) to the best of Landlord's knowledge, the Leased Premises are free from structural defects and the roof is water tight; (e) the permitted uses of Tenant may be conducted on the Leased Premises, (f) the Leased Premises have not been used to generate, manufacture, or dispose of Hazardous Materials, and have never had Hazardous Materials released or spilled thereon which violated the Law and (g) Landlord has not been given notice by any Governmental Authority of any actual or suspected environmental impairment activities on the Leased Premises. Landlord agrees, throughout the Term, to modify the Leased Premises as necessary for the Leased Premises to remain in compliance in all material respects with all applicable building and zoning codes as they may be amended or modified.

                               ARTICLE THIRTY-SIX

                                   INDEMNITIES

      Section 36.01. LANDLORD'S INDEMNITY. Landlord hereby agrees to indemnify, defend and hold harmless Tenant, its shareholders, officers, directors, employees and lenders (to the extent they have an interest in the Leased Premises, Tenant's Personal Property or any aspect of the business conducted at the Leased Premises), and each of their respective successors and assigns, from and against any and all costs (including reasonable attorneys' fees and the fees of other expert consultants) fines, penalties, claims, actions, demands, expenses and judgments for loss, damage or injury to property or person resulting from or occurring by reason of (i) any breach by Landlord of its obligations set forth in this Lease, or (ii) the presence of any Hazardous Materials in, on, under or about the Leased Premises resulting from use or activities of any Person on or about the Leased Premises other than Tenant, its shareholders, officers, directors, employees and lenders (to the extent stated above); provided such presence of Hazardous Materials is a violation of the Law.

      Section 36.02. TENANT'S INDEMNITY. Supplementing Section 33.02, titled "Tenant's Indemnity," Tenant hereby agrees to indemnify, defend and hold harmless Landlord, its shareholders, directors, officers, employees and lenders (to the extent they have an interest in any part of the Project, Landlord's equipment and other personal property thereon or any aspect of the business conducted by Landlord at the Project), and each of their respective successors and assigns, from and against any and all costs (including reasonable attorneys' fees and the fees of other expert consultants) fines, penalties, claims, actions, demands, expenses and judgments for loss, damage or injury to property or person resulting from or occurring by reason of (i) any breach by Tenant of its obligations set forth in this Lease, or (ii) the presence of any Hazardous Materials in, on, under or about the Project resulting from Tenant's or its employees' or invitees' use or activities on or about the Leased Premises; provided such presence is a violation of the Law.

      Section 36.03. SURVIVAL.

      This ARTICLE THIRTY-SIX shall survive the expiration or earlier termination of this Lease.

                               ARTICLE THIRTY-SEVEN

                                  LABOR HARMONY

      (a) Landlord and Tenant acknowledge the importance of maintaining a work environment at the Project that will not subject any neutral employer to any interruption of its operations due to a labor disturbance or activity (herein a "labor disturbance"), whether or not such disturbance or activity is protected by labor Laws involving the employees of another employer at the Project, or the employees of any of their respective contractors, subcontractors, suppliers or other invitees. Landlord and Tenant shall make reasonable good faith efforts to avoid strikes, picketing and other labor disturbances at the Project by their respective employees, contractors, subcontractors, suppliers and other invitees.

      (b) If there is a labor disturbance adversely affecting the Project, Landlord or Tenant, as appropriate, agrees to take prompt, reasonable and lawful action to isolate the location of that disturbance so as not to interrupt the business operations of the other or its occupants. As soon as either becomes aware that a labor disturbance is threatened, it shall notify the other and shall take prompt, reasonable and lawful action to ensure that any labor disturbance will not affect the business operations of the other and is limited to as small and specific an area as possible. Such action may include establishing a separate gate reserved for the employees, contractors, suppliers, or other invitees of the employer primarily involved in the labor disturbance and another separate gate or gates for the employees, contractors, subcontractors, suppliers and other invitees of all those not involved in the dispute. The party involved in the labor disturbance shall promptly post the gates located on its property with appropriate signs and shall notify, in writing, the labor organization or other group creating the labor disturbance that separate reserved gates have been established. The party involved in the labor disturbance shall take any action reasonably necessary to ensure for that Person's use. However, all actions taken by Landlord or Tenant hereunder shall be limited to those permitted by Laws, including the National Labor Relations Act.

                              ARTICLE THIRTY-EIGHT

                                OTHER AGREEMENTS

       Landlord and Tenant are parties to the Outsourcing Base Agreement and other agreements executed and delivered as of the date hereof in connection with the outsourcing of part of Landlord's business to Tenant (such agreements are collectively called the "Other Agreements"). Landlord and Tenant shall comply with all of the provisions of the Other Agreements and, anything herein to the contrary notwithstanding, the provisions of this Lease shall not supersede, alter, amend or modify the provisions of the Other Agreements. If there is any conflict between the provisions of this Lease and any provisions of the Other Agreements, the provisions of the Other Agreements shall control.

                               ARTICLE THIRTY-NINE

                                BINDING AGREEMENT

       This Lease shall bind and inure to the benefit of Tenant's and Landlord's respective representatives, successors and permitted assigns. By delivering to the other a signed counterpart of this Lease, Landlord and Tenant each hereby represent and warrant to the other that (a) execution and delivery of this Lease and performance of the obligations on its part to be performed hereunder are within its power and authority and have been duly authorized by all necessary action required by its organization; (b) this Lease is valid, legal and binding obligation of each and enforceable in accordance with its terms; and (c) this Lease has been validly signed and delivered by duly authorized representatives of Landlord and Tenant.

                                  ARTICLE FORTY

                                TRANSITION SPACE

       From the Term Commencement Date until the date that Tenant relocates all of its business operations and personnel into the Leased Premises, former employees of Landlord who become Tenant's employees on the Term Commencement Date are hereby permitted to remain at their current location in Building No.
103. The terms of this Lease shall apply as if the current location of the employee were part of the Leased Premises until such time as all of the employees at a discreet location are moved to the Leased Premises; except that certain utilities shall be charged in accordance with the agreements set forth on SCHEDULE A.

                                ARTICLE FORTY-ONE

                                ENTIRE AGREEMENT

       This Lease, including all EXHIBITS and Attachments referred to herein, contains the entire agreement of Landlord and Tenant with respect to the matters stated herein, and may not be modified except by an instrument in writing which is signed by both parties and delivered by each to the other. Such EXHIBITS and Attachments are incorporated herein as fully as if their contents were set out in full at each point of reference to them.

       IN WITNESS WHEREOF, this Lease has been executed by the duly authorized representatives of Landlord and Tenant as of the date first written above.


WITNESS:                              MANUFACTURERS' SERVICES WESTERN
                                        U.S. OPERATIONS,


/s/ Dale Johnson                      By: /s/ Kevin Melia
------------------------                  ---------------------------
General Counsel                       Title: President, CEO
                                             ------------------------

WITNESS:                              INTERNATIONAL BUSINESS MACHINES
                                        CORPORATION

/s/ A.R. Wolfert                      By: /s/ J.Robb Mayo
------------------------                  ---------------------------
    A.R. Wolfert                              J. Robb Mayo
    Associate General Counsel                 Director of US Real Estate
    IBM Real Estate Services                  Operations and Investments

                                   EXHIBIT A-1

                         DESCRIPTION OF LEASED PREMISES

                                           APPROXIMATE RENTABLE
BUILDING NO.                USE                SQUARE FEET
------------                ---                -----------

 002                     Warehouse                153,439
                         (Receiving)

 002                     Office, Lab               44,029
 (Mezzanine)

 003                     Warehouse                 76,015
                         (Storage)

                                  IBM CHARLOTTE
                                  -------------
                           Warehouse: Bldg's 002 / 003

                           [GRAPHIC OF A FLOOR PLAN]

                                   EXHIBIT A-2

                                    EXHIBIT B

                             DESCRIPTION OF PROJECT
                                       AND
                             BUILDING PARKING AREA

                                   (next page)

                                  IBM CHARLOTTE
                                  -------------
                                  Site Profile

                          [GRAPHIC OF A SITE PROFILE]

                                    EXHIBIT B

                                  ATTACHMENT A

                       ELECTRICITY AND COMPRESSED AIR SPEC

       Electricity provided to the premises will be at a nominal 120/208 volts, single phase and 480 volts, three phase service up to the capacity of the Building 002 substation (2000 kva). All substations in Buildings 002 and 003 will be metered and charged at the rate set forth in Schedule A.

       Oil free compressed air shall be provided at 90 psi and maximum dewpoint of 40 degrees F at Tenant's service connection. Usage will be metered at the entrance to the space and charged at the rate set forth in Schedule A.

                                  ATTACHMENT B
                                                                     PAGE 1 of 6
                          TENANT RULES AND REGULATIONS

                          Attached to and made part of
                                      Lease
                                     between
                   International Business Machines Corporation
                                       and
                                       XYZ

                                 January 1, 1998

       Tenant shall comply with the following rules and regulations:

       Landlord reserves the right to delete, modify, and add additional rules provided Tenant is furnished a copy thereof. For the purpose of these rules, the word "Tenant" shall include Tenant's employees, agents, contractors, representatives and other invitees.

BADGE ACCESS

       (a) Tenant will be allowed access to the Leased Premises and to designated public areas of the Project, including the cafeteria and IBM lobby, by badge. Tenant's access badges will be provided by Landlord at no cost to Tenant and must be worn at all times while on the Project except within the Leased Premises. Badge holders must badge-in individually and must not allow persons behind them to enter unless they "light the light" with their own badge. If they do not have a badge or their badge does not work, direct them to the main lobby central security center in Building 301 for visitor sign in, or for a temporary badge, or for determination of why their badge does not work. If a badge is lost or stolen, Landlord must be notified immediately. Landlord reserves the right to challenge persons leaving or entering any part of the Project. Visitors are provided dated, temporary badges and require an escort at all times within the Project public areas.

       (b) In Landlord's sole discretion, Tenant's employees and invitees will be allowed internal access to the Project's cafeteria during breakfast and lunch periods. Landlord reserves the right, in its reasonable discretion, to withdraw permission to use the internal access route and, thereafter prohibit further use thereof by Tenant's employees and invitees'.

                                  ATTACHMENT B
                                                                     PAGE 2 of 6
                          TENANT RULES AND REGULATIONS

COMMON FACILITIES

       (a) The sidewalks, halls, passages, elevators, stairways, exits, entrances, and other common areas shall not be obstructed by Tenant or used for any purpose other than ingress to or egress from any part of the Project. The halls, passages, exits, entrances, elevators, stairways, balconies, and roof are not for the use of the general public. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the sole judgment of Landlord, shall be prejudicial to the safety, character, reputation, and interests of the Project and its occupants. However, nothing stated above shall be construed to prevent access of the Leased Premises to Tenant and to persons with whom Tenant normally deals in the ordinary of its business unless such persons are engaged in illegal activities or misconduct such as erratic or aggressive behavior. Tenant shall not go upon the roof of the Leased Premises without the written consent of the Landlord which Landlord may withhold in its sole discretion.

       (b) Tenant shall not park in areas other than the Building Parking Area. Illegally parked vehicles may be towed at Tenant's expense.

       (c) Tenant shall not repair, adjust, improve or alter the Building Service Systems without the expressed consent of Landlord.

VISITORS

       (a) Visits by anyone to the Project other than the Leased Premises (but including the cafeteria and IBM lobby) who is employed by an IBM Competitor must be pre-approved by IBM, whether or not the visitor is representing the competing company at the time of the visit. An "IBM Competitor" is anyone who is in a business that competes with the business carried on by IBM at the Project and any other business specified in writing by IBM to Tenant reasonably related to IBM's business at the Project.

       (b) Any visit to the Project by a person who is a representative of any organization of, or located within, a restricted trade country, as defined from time to time by the U.S. Export Regulations, requires the prior approval of Landlord and Landlord's lawyers.

                                  ATTACHMENT B
                                                                     PAGE 3 of 6
                          TENANT RULES AND REGULATIONS

USE OF FACILITIES

       (a) The bathroom facilities shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage, or damage resulting from a violation of this rule shall be borne by Tenant who (or whose employees, agents, contractors, or other invitees) caused the violation.

       (b) If Landlord, by notice in writing to Tenant, shall object to any curtain, blind, shade, or screen attached to, or hung in, or used in connection with, any window or door of the Leased Premises, such use of curtain, blind, shade or screen shall be forthwith discontinued by Tenant.

       (c) None of Tenant's Personal Property or other items heavier than the lift capacity of the freight elevator of the Leased Premises shall be brought into or installed in the Leased Premises without Landlord's written approval. Tenant shall not place a load upon any floor of the Leased Premises which exceeds the design load of the floor.

       (d) No portion of the Leased Premises shall be used for cooking, lodging or sleeping except customary and reasonable office microwave ovens and refrigerators for employee use. All contract vending requirements shall be provided by Landlord's vending contractor.

       (e) Except for noise caused by Tenant's card manufacturing process, which Landlord agrees is acceptable, Tenant shall not make noises, cause disturbances or vibrations, or use or operate any electrical or electronic devices that emit sound or other waves or disturbances or create odors if unreasonably offensive to anyone or if they interfere with the operation of any device, equipment or radio or television broadcasting or reception, in each case as determined by Landlord in its sole discretion. Animals shall not be brought onto the Project, except for assistance of the disabled without the consent of Landlord, which it may withhold in its sole discretion.

       (f) Smoking is prohibited in all areas of the Leased Premises, which includes hallways, rest rooms, lobbies, stairwells, elevators, and any other Common Facility, whether occupied or unoccupied. Tenant shall prohibit any employee and invitees from smoking or carrying a lighted cigar, cigarette,

                                  ATTACHMENT B
                                                                     PAGE 4 of 6
                          TENANT RULES AND REGULATIONS

pipe, etc. "Smoking" means inhaling, exhaling, burning, or carrying any lighted cigar, pipe cigarette, weed, plant or other combustible substance in any manner or in any form.

ADVERTISING, SOLICITATION, SALES

       (a) Without Landlord's prior written consent, Tenant shall not use the name or picture of the Project (except for a picture of the Leased Premises) or the name "IBM" or "International Business Machines Corporation" or any affiliate of IBM in its advertising or other publicity, or on its stationary, on the Internet or in any other medium.

       (b) Tenant shall not canvass or solicit business from other tenants or occupants at the Project, and shall not exhibit, sell or offer to sell, use, rent or exchange in or from the Leased Premises.

       (c) Tenant shall not conduct any auction, fire, bankruptcy, going out of business, liquidation or similar sales anywhere at the Project.

APPROVALS/PERMITS

       (1) Without limiting any other obligation required by provisions of the Lease, Tenant must obtain a permit or approval from Landlord (not to be unreasonably withheld or delayed) before:

      a.    Using a laser or x-ray
      b. Disturbing asbestos containing material (ACM) or presumed asbestos containing material (PACM)
      c. Working in an area where there is reasonable potential to disturb ACM or PACM
      d.    Internal combustion engine use indoors
      e.    Blasting or explosives use
      f.    Explosive (powder) actuated fastening tool use
      g.    Airlifting, crane, mobile crane, or hoist use
      h.    Use of powered industrial vehicles
      i.    Cutting, welding, burning, or open flame work
      j.    Entering a confined space
      k.    Moving or relocating any emergency equipment
      l.    Fire alarm work or sprinkler impairment
      m.    Using salamanders or heaters
      n. Installing an air emission source regulated by the Mecklenburg County Department of Environmental Protection

                                  ATTACHMENT B
                                                                     PAGE 5 of 6
                          TENANT RULES AND REGULATIONS

      o. Connecting to or disconnecting from the Building Service Systems, storm drain, or sanitary sewer
      p. Introduction of a Hazardous Material except as authorized in ARTICLE THIRTY-THREE

      (2) Approvals/permits shall be requested through Landlord's Safety, Environmental and Industrial Hygiene Department.

      (3) Tenant shall notify Landlord prior to using any ionizing radiation source.

SAFETY AND SECURITY

      (a) In the event of an emergency evacuation of any part of the Leased Premises, occupants will be notified via the Project's public address system. There will be a distinctive set of tones followed by an announcement. All occupants must become familiar and group assembly location. Evacuation route maps which must be posted by Tenant in the Leased Premises. In an evacuation, Tenant's employee's and invitees will go to a pre-selected area outside the Leased Premises. All personnel will be accounted for by Tenant. Whenever Tenant calls for an evacuation, the emergency must be reported on 4-2222 so that appropriate emergency personnel can respond. Landlord shall furnish emergency number decals required for every phone. Tenant shall call 4-2220 to obtain them.

      (b) All fire and medical emergencies as well as threats and acts of violence must be reported immediately to the IBM Building 301 Security Center, ext. 42222.

      (c) Weapons of any sort (e.g., guns, knives, archery equipment, explosives, and ammunition) are not permitted on the Project. The manufacture, use, distribution, sale, or possession of illegal drugs or alcoholic beverages or other controlled substances, except for purposes approved by Landlord in its sole discretion, is prohibited on the Project.

      (d) Landlord reserves the right to exclude or expel from the Project any person who, in the sole judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who poses a security risk to the Project or any occupant or invitee of the Project, or who shall in any manner threatens to do or does any act in violation of the Law or these rules.

                                  ATTACHMENT B
                                                                     PAGE 6 of 6
                          TENANT RULES AND REGULATIONS

      (e) Cameras and recording devices may be used solely within the Leased Premises at any time without the consent of Landlord but may not be used at any other portion of the Project without Landlord's written consent. Tenant must obtain a camera pass for any camera brought into any building at the Project, including the Leased Premises.

      (f) Tenant will, become familiar with and comply with the most current version of the IBM CHARLOTTE GUIDE TO SAFETY & SECURITY, copies of which Tenant agrees it has received.

NOTIFICATIONS TO LANDLORD

      (a) Tenant shall immediately notify Landlord of any serious injury, illness, or threat occurring at the Leased Premises and of any significant damage to the Leased Premises. Tenant shall follow up with a written statement of the facts of the incident by the close of the next business day.

      (b) Tenant shall notify Landlord if a charge of noncompliance with OSHA or any other regulatory agency is filed against Tenant in connection with Tenant's operations performed at the Project.

NONHAZARDOUS WASTE STORAGE /DISPOSAL

      Tenant shall store all of its trash, refuse, and waste materials within the Leased Premises or in such location as Landlord may designate. All trash, refuse, and waste materials shall be stored in adequate containers so as not to constitute a health or fire hazard or a nuisance. No burning of trash, refuse, and waste materials shall be allowed

                                  ATTACHMENT C

                   LANDLORD FIT-UP WORK AND METER INSTALLATION

Prior to December 31, 1998, Landlord shall, at its sole expense, complete the following:

1.    Relocate complete manufacturing lines from Building 103 to the Leased
      Premises.

2. Install meters to measure the amount of electricity, chilled water and compressed air consumed within the Leased Premises. Compressed air and chilled water meters will be installed at the entrance of these services to the Leased Premises. Electrical consumption meters will be installed at each unit substation within the Leased Premises.

3. Install physical wiring for telephone infrastructure within the Leased Premises.

                                   SCHEDULE A
                                                                     PAGE 1 of 2
                                  REIMBURSEMENT

                                       FOR

                             UTILITIES AND SERVICES

                                 PRICING - 1998

UTILITY PRICES

Electricity              $ per kWh               $0.05

Chilled Water            $ per Ton Hr.           $0.08

Compressed Air           $ per 100 SCF           $O.035

SERVICES

Repairs caused by acts/omissions of Tenant at Landlord's cost.

If requested by Tenant and the specs and other terms are agreed upon in writing, housekeeping services at Landlord's cost.

Engineering and construction management at Landlord's cost.

Construction at Landlord's cost.

No other services will be provided or offered to Tenant except for those specifically agreed upon in this Lease.

ELECTRICITY

      (1) Referring to the electricity charge, Landlord shall furnish electricity during the transition period described below and during the Initial Term (defined in Section 2.01) at no cost to Tenant. Tenant shall pay for electrical consumption during the Extended Term (defined in Section 2.02) in accordance with this Schedule A.

      (2) Referring to the electricity charge, $0.05/KWH is an estimate to be paid by Tenant. Within forty-five (45) days following the end of each lease year, beginning forty-five (45) days following the end of the first lease year, Landlord shall compare the actual payments made by Tenant based on $0.05/KWH against the average rate/KWH paid by Landlord to the electric utility servicing the Project during such lease year. To the extent actual payments made by Tenant exceed the payments it

                                   SCHEDULE A
                                                                     PAGE 2 of 2
                                  REIMBURSEMENT

                                       FOR

                             UTILITIES AND SERVICES

                                 PRICING - 1998

would have made if such average cost/KWH had been charged, Landlord shall credit the amount of such excess payment against the Basic Rent due in March of the year of such reconciliation. If for any reason the Term has ended prior to March of any year, Landlord shall, within thirty (30) days after completing its reconciliation, pay Tenant the excess amount, if any. This paragraph (3) shall survive the end of the Term.

GENERAL

      (1) Once each year during the Term, beginning on the first day of the second lease year, the prices listed above may be changed by Landlord upon thirty (30) day written notice from Landlord to Tenant; except that in no event shall the utility costs be changed except to the extent changed by the utility provider.

      (2) For jobs costing more than Fifty Thousand Dollars ($50,000.00), Landlord and Tenant shall arrange for monthly reimbursements to be paid to Landlord for work agreed upon to be in place the previous month.

TRANSITION PERIOD

      Notwithstanding any provision in this Lease to the contrary, during the transition period, Tenant shall pay the Basic Rent plus Eight Thousand Dollars ($8,000.00) each month as an estimated payment for chilled water and compressed air. Within ninety (90) days after the initial twelve (12) consecutive full calendar months following the date that all of Tenant's employees will have relocated to Building No. 002 and 003, the charges for these two (2) utilities will be adjusted to reflect the actual cost that Tenant incurred during such first twelve (12) month period.

                                   SCHEDULE B
                                                                     Page 1 of 5
                               APPROVED CHEMICALS

CHEMICAL NAME
3-IN-ONE OIL
30W OIL
3M 2214
141 PGMNT INK WHITE YELLOW ORA
309 EPOXY PART A
309 EPOXY PART B
3M 2216 GRAY EPOXY KIT A/B
3M 2216 GRAY EPOXY PART A
3M 2216 GRAY EPOXY PART B
3M 2290 EPOXY ADHESIVE/COATING
3M 826 ADHESIVE
3M DESK & OFFICE CLEANER NO.57
3M EC-1838 ADHESIVE KIT A/B
3M EC-1838 ADHESIVE PART A
3M EC-1838 ADHESIVE PART B
AMOCO SUPERMIL M-125
ACETONE
AIR DRY WATERBORNE ACRYLIC (36
AMOCO SUPERMIL M-125
ARMITAGE GRAPHITE GRAY TOUCH U
ARMITAGE WM-04061A PEARL WHITE
ABMITAGE WM-04071A LIGHT GRAY
ARMITAGE WM-04105A RAVEN BLACK
ARMITAGE WM-04111A CLASSIC BLU
ARMITAGE WM-04117A #733 PEBBLE
ARO LIGHT OIL 29665, LUBRIPLAT
ALVANIA 2 GREASE
ALVANIA EP GREASE 2
ANDEROL 732
ACL STATICIDE
ALPHA SOLDER 60/40 ROSIN CORE,
BASIC-H INDUSTRIAL CLEANER
BORDEN E601 EPOXY PART A
BORDEN E601 EPOXY PART B
BORDEN EPOXY E-601 PARTS A/B K
BOSTIK ANTI-SEIZE
CA-20
CITRUS HAND CLEANER
CA-40H INSTANT ADHESIVE
CARBOLINE Fl NEOPRENE ADHESIVE
CHESTERTON PENETRATING OIL 813
DEXTRON ATF
DOW CORNING 44 GREASE
DOW CORNING MOLYKOTE 340
DARINA #1 (IBM #23) GREASE

                                   SCHEDULE B
                                                                     Page 2 of 5
                               APPROVED CHEMICALS

DEEP CHARCOAL V-6320 (P/N 2108
DOW CORNING MOLYKOTE 340 HEATS
DOW CORNING MOLYKOTE GN (ARO 4
DOW CORNING RTV 3145
DOW CORNING RTV 732 BLACK
DOW CORNING RTV 732 CLEAR OR W
DARINA 1 GREASE
DOW CORNING RTV 3145
DTE 797 LIGHT OIL
ELECTRODAG 504
EPK 0151 RESIN
ESPREE MAG WHEEL CLEANER
ESPREE WHEEL MAGIC
EK-40 WHITE FASTCURE EPOXY HAR
EK-40 WHITE FASTCURE EPOXY KIT
EK-40 WHITE FASTCURE EPOXY RES
FABER CASTELL,INK, UNIT-PAINT MA
FINGER LAKES 3-D DEGREASER
FLUOROLAST LC-8125
FULTON INDELIBLE INK (CAROLINA
FAST DRY ACRYLIC ENAMEL (F78/1
GE RTV 128
GENESOLV 2004 (HCFC)
GE RTV 162
GLYPTAL 1276
GE RTV 106
GE SCS 1202 WHITE
GENERAL PURPOSE CHAIN LUBE
HIGH PERF. EPOXY MASTIC - BASE
HIGH PERF. EPOXY MASTIC ACTIVA
HYSOL 1C EPOXY (IBM 1209)
HYSOL 0151 EPOXY PART B
HYSOL 309 EPOXY KIT A/B
HYSOL TE 400 HIPER HOT MELT AD
IBM 3891XP, 3892X2 INKJET INK
IMMERSION EPOXY ACTIVATOR
INSTA-FOAM COMPONENT A
INSTA-FOAM COMPONENT B
INSTAFILL COMPONENT A
INSTAFILL COMPONENT B
INSTAPAK HOLSTER SOLVENT
INSTAPAK PORT CLEANER (AEROSOL
ISOPROPYL ALCOHOL
JENNY APL COMPOUND
JET-MELT ADHESIVE 3764-AE/PG/T
KRYLON PEBBLE GRAY SPRAY PAINT

                                   SCHEDULE B
                                                                     Page 3 of 5
                               APPROVED CHEMICALS

KESTER 44 SOLDER
KRYLON GRAY PRIMER 1318
KRYLON BRASS PAINT
KRYLON DEEP CHARCOAL SPRAY PAI
KRYLON PEARL WHITE SPRAY PAINT
KRYLON RAVEN BLACK SPRAY PAINT
LILLY AIR DRY PAINT CLASSIC BL
LILLY PEBBLE GRAY 75502-1359
LOCTITE 222
LOCTITE 262 MEDIUM STRENGTH
LOCTITE 271
LOCTITE 290
LOCTITE 380 (BLACK MAX)
LOCTITE 414
LOCTITE 420
LOCTITE 609 (FORMERLY 601)
LOCTITE 80 GRADE E
LOCTITE 87 GRADE AV
LOCTITE 88 GRADE A
LOCTITE GRADE D ADHESIVE
LOCTITE PRISM 403
LUBRIPLATE 70
LUBRIPLATE MOLTEX 800
LIQUID WRENCH
LITTON 037075 BLUE
LITTON 037750 ORANGE
LOCTITE 242
LOCTITE 404
LOCTITE 495
LOCTITE 76820 NMS CLEAN UP SOL
LOW TEMP. EPOXY MASTIC ACTIVAT
LUBRIPLATE 90s
LUBRIPLATE CHAIN & CABLE FLUID
609 (LOCTITEFORMERLY 601)
MENTOR OIL 28
MOBIL 600W CYLINDER OIL
MOBIL DTE 797 LIGHT OIL (IBM 6
MOO #2 LUBRICANT
MOLYBDENUM DISULFIDE
MOROIL INDLUBE 5-220
MPG-2 GREASE MARKED
6816 WHITE INK 8036056
METHYL ALCOHOL
METHYL ETHYL KETONE
METHYL ISOBUTYL KETONE
METROLAB GRANITE SURFACE PLATE

                                   SCHEDULE B
                                                                     Page 4 of 5
                               APPROVED CHEMICALS

MOBILGREASE #28
N-METHYL-2-PYRROLIDINONE
NOKORODE SOLDERING PASTE
NOVUS PLASTIC POLISH #1
NOVUS PLASTIC POLISH #2
NYETACT 515M
PERMABOND 910
PROGEL BATTERY CLEANER
PRONTO
PROPANE
PACTRA XF2 WHITE ENAMEL
PRISM 401 SURF-INSENSITIVE 401
PROFESSIONAL WHISTLE RTU ALL P
PRONTO CA-50 GEL INSTANT ADHES
PERMABOND 910
RTV 732 CLEAR OR WHITE
RTV133
RANDOLPH CLASSIC BLUE V-6327 S
RANDOLPH LIGHT GRAY V-1633 SPR
RANDOLPH PEARL WHITE V-6075 SP
RANDOLPH PEBBLE GRAY V-6324 SP
RANDOLPH RAVEN BLACK E-3382 SP
RANGER 278 MARKING INK
RELIANCE PEBBLE GRAY TOUCH UP
SHELL DARINA 1 GREASE (IBM #23
SILASTIC J RTV CURING AGENT
SILASTIC J RTV SILICONE RUBBER
SOLDER
STAR BRITE WHITE TEFLON LUBRIC
STECO TAP MAGIC CUTTING FLUID
SAFETAP
SAFETY RED PAINT
SAFETY YELLOW AEROSOL PAINT 03
STAR BRITE, LUBRICANT, STAR BRIT
SUPER AGITENE
SUPER HPO MOTOR OIL SAE lOW
SCOTCH-WELD DP-100 PLUS (A) CL
SCOTCH-WELD DP-100 PLUS (B) CL
SCOTCH-WELD DP-100 PLUS 2-PART
TELLUS 100 OIL (IBM 10)
TEXWIPE MICRO-DUSTER TX1O4, TX
TORQUE SEAL F-900 ALL COLORS
TRIDENT JETWRITE INK
TEMPO BLACK ULTRA-HIGH TEMPERA
TEXACO CAPELLA OIL
TC-208 THERM. COND. GREASE

                                   SCHEDULE B
                                                                     Page 5 of 5
                               APPROVED CHEMICALS

TX 2500 THRU 2504 MICRODUSTER
ULTRAJET 2000, FREEZIT 2000, ES1
VALVOLINE SAE 140 OIL
WD-40 OIL
WL-24529A IBM TAIWAN T UP ECOL
YELLOW 77 WIRE PULLING LUBRICANT